CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Reports Third Quarter 2025 Earnings
Camden National Reports Record Net Income of $21.2 Million for the Third Quarter

CAMDEN, Maine, October 28, 2025/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) reported earnings for the quarter ended September 30, 2025, of $21.2 million and diluted earnings per share ("EPS") of $1.25, both increases of 51%, compared to the second quarter of 2025. For the third quarter ended September 30, 2025, the Company reported a return on average assets of 1.21%, a return on average equity of 12.75% and a return on average tangible equity (non-GAAP) of 19.14%.

“We are proud to report record third quarter earnings of $21.2 million, setting a new highwater mark for the organization, and diluted earnings per share of $1.25, marking our strongest quarterly performance since 2021,” said Simon Griffiths, President and Chief Executive Officer of Camden National. “These financial results reflect the strength and resilience of our core franchise and mark a pivotal moment for the organization. With the successful acquisition and integration of Northway Financial, Inc. earlier this year, we are well-positioned to accelerate growth and deliver sustained value for our shareholders.”

THIRD QUARTER 2025 HIGHLIGHTS

•Net income for the third quarter of 2025 totaled $21.2 million, an increase of 51% over the second quarter of 2025, and, on a non-GAAP basis, pre-tax, pre-provision income increased 19% over the same period to $29.5 million for the third quarter of 2025.
•Net interest margin for the third quarter of 2025 increased 10 basis points to 3.16%, compared to the second quarter of 2025.
•The GAAP efficiency ratio for the third quarter of 2025 was 54.94% and was 52.47% on a non-GAAP basis, improving from 60.37% and 55.47%, respectively, compared to the second quarter of 2025.
•Loans for the third quarter of 2025 grew 4% on an annualized basis.
•Book value per share increased 4% during the third quarter of 2025 to $39.97 at September 30, 2025, and tangible book value per share (non-GAAP) increased 6% during the same period to $28.42 at September 30, 2025.

FINANCIAL CONDITION

As of September 30, 2025, total assets were $7.0 billion, representing a 1% increase since June 30, 2025.

Investments totaled $1.4 billion on September 30, 2025, representing a 1% increase from June 30, 2025. The duration of the Company's total investment portfolio was 5.1 years as of September 30, 2025, compared to 5.3 years as of June 30, 2025.

Loans totaled $5.0 billion on September 30, 2025, representing a 1% increase compared to the second quarter of 2025. The increase during the third quarter was driven by a 4% increase in the commercial real estate loan portfolio and a 5% increase in the home equity loan portfolio.

Deposits totaled $5.4 billion as of September 30, 2025, representing a 2% decrease from June 30, 2025. Excluding brokered deposits, average deposits grew by 2% during the third quarter of 2025, driven by seasonal inflows during the summer months across our markets. As of September 30, 2025, the Company’s loan-to-deposit ratio was 93%, compared to 89% at June 30, 2025.

As of September 30, 2025, the Company's common equity Tier 1 risk-based capital ratio was 11.17%, Tier 1 risk-based capital ratio was 12.47%, total risk-based capital ratio was 13.47% and Tier 1 leverage ratio was 8.94%. The Company’s regulatory capital ratios continue to be well in excess of regulatory capital requirements and continue to improve as the Company rebuilds its capital position following the acquisition of Northway Financial, Inc. (“Northway”) in the first quarter of 2025.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 4.35%, based on the Company's closing share price of $38.59 as reported by NASDAQ on September 30, 2025. The dividend will be payable on October 31, 2025, to shareholders of record on October 15, 2025.

ASSET QUALITY

Overall, the Company’s asset quality remains strong as of September 30, 2025, as evident in its asset quality metrics, highlighted by non-performing assets of 0.12% of total assets and past-due loans of 0.16% of total loans.

At June 30, 2025, the Company proactively disclosed and carried a specific reserve of $6.0 million on a syndicated loan in which the Company participated for a telecommunication services company that had entered into bankruptcy. During the third quarter of 2025, the Company charged-off $10.7 million of the $12.2 million carrying value of the loan due to developments in the bankruptcy proceedings.

The allowance for credit losses (“ACL”) on loans was 0.91% of total loans as of September 30, 2025, compared to 1.08% at June 30, 2025. The decrease in the ACL on loans between periods reflects the resolution of the syndicated loan discussed above and the continued strength of the overall loan portfolio. At September 30, 2025, the ACL on loans was 5.5 times total non-performing loans.

FINANCIAL OPERATING RESULTS (Q3 2025 vs. Q2 2025)

Net interest income for the third quarter of 2025 was $51.3 million, an increase of $2.1 million, or 4%, compared to the second quarter of 2025. This growth was driven by net interest margin expansion of 10 basis points and average loan growth of 1% during the third quarter of 2025.

Provision expense of $3.0 million was recorded for the third quarter of 2025, compared to provision expense of $6.9 million recorded for the second quarter of 2025. An improvement in our forecasted macroeconomic outlook at September 30, 2025, was offset by additional provision expense of $4.7 million for the third quarter of 2025 associated with the partial charge-off for the aforementioned syndication loan.

Non-interest income for the third quarter of 2025 was $14.1 million, an increase of $1.1 million, or 8%, compared to the second quarter of 2025. In 2025, we continue to see strong momentum within our fee income business lines, highlighted by 11% organic growth in assets under administration across our wealth and brokerage business lines to $2.4 billion at September 30, 2025. Additionally, during the third quarter of 2025, the Company sold two non-branch bank properties recognizing a net gain of $675,000 within non-interest income.

Non-interest expense for the third quarter of 2025 was $35.9 million, a decrease of 4% compared to the second quarter of 2025. The decrease in non-interest expense between periods reflects the reduction in merger and acquisition (“M&A”) costs of $1.1 million between periods associated with the Northway acquisition completed on January 2, 2025. Non-interest expense, excluding core deposit intangible amortization and M&A costs, for the third quarter of 2025 totaled $34.1 million, a 2% decrease from the second quarter of 2025, as the Company achieved synergies from the Northway acquisition. For the third quarter of 2025, the Company reported a GAAP and non-GAAP efficiency ratio of 54.94% and 52.47%, respectively, compared to 60.37% and 55.47% for the second quarter of 2025.

Q3 2025 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m. Eastern Time on Tuesday, October 28, 2025, to discuss its third quarter 2025 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):	(833) 470-1428
Link for live dial-in (All other locations):	https://www.netroadshow.com/conferencing/global-numbers?confId=89497
Participant access code:	704581
Live webcast:	https://events.q4inc.com/attendee/485415554

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank before the meeting, and a replay of the webcast will be available on Camden National’s website following the conference call. The conference call transcript will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $7.0 billion in assets. Founded in 1875, Camden National Bank has 72 banking centers in Maine and New Hampshire, is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions, including as a result of tariffs and retaliatory tariffs; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Statements relating to the Company’s recent acquisition of Northway may also be forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the reaction to the transaction of the Company’s customers, employees and counterparties; customer disintermediation; expected synergies, cost savings and other financial benefits of the transaction might not be realized within the expected timeframes or might be less than projected; and credit and interest rate risks associated with Camden’s and Northway’s respective businesses, customers, borrowings, repayment, investment and deposit practices. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; core net interest margin; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
(In thousands, except number of shares and per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Financial Condition Data
Loans	$5,002,927	$4,931,369	$4,116,729	$5,002,927	$4,116,729
Total assets	6,981,522	6,920,044	5,745,180	6,981,522	5,745,180
Deposits	5,402,758	5,514,712	4,575,226	5,402,758	4,575,226
Shareholders' equity	676,444	652,148	529,900	676,444	529,900
Operating Data and Per Share Data
Net income	$21,194	$14,081	$13,073	$42,601	$38,338
Pre-tax, pre-provision income (non-GAAP)(1)	29,470	24,680	16,093	69,753	45,845
Diluted EPS	1.25	0.83	0.90	2.51	2.62
Profitability Ratios
Return on average assets	1.21%	0.82%	0.91%	0.82%	0.89%
Return on average equity	12.75%	8.77%	10.04%	8.86%	10.13%
Return on average tangible equity (non-GAAP)(1)	19.14%	13.71%	12.40%	13.84%	12.60%
GAAP efficiency ratio	54.94%	60.37%	64.23%	62.84%	64.58%
Efficiency ratio (non-GAAP)(1)	52.47%	55.47%	62.08%	55.47%	63.46%
Net interest margin (fully-taxable equivalent)	3.16%	3.06%	2.46%	3.09%	2.37%
Asset Quality Ratios
ACL on loans to total loans	0.91%	1.08%	0.86%	0.91%	0.86%
Non-performing loans to total loans	0.17%	0.37%	0.13%	0.17%	0.13%
Capital Ratios
Common equity ratio	9.69%	9.42%	9.22%	9.69%	9.22%
Tangible common equity ratio (non-GAAP)(1)	7.09%	6.77%	7.69%	7.09%	7.69%
Book value per share	$39.97	$38.54	$36.35	$39.97	$36.35
Tangible book value per share (non-GAAP)(1)	$28.42	$26.90	$29.82	$28.42	$29.82
Tier 1 leverage capital ratio	8.94%	8.74%	9.84%	8.94%	9.84%
Total risk-based capital ratio	13.47%	13.35%	14.85%	13.47%	14.85%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	% Change Sep 2025 vs. Jun 2025	% Change Sep 2025 vs. Sep 2024
ASSETS
Cash, cash equivalents and restricted cash	$98,848	$113,815	$139,512	(13)%	(29)%
Investments:
Trading securities	5,581	5,326	5,141	5%	9%
Available-for-sale securities, at fair value	889,765	860,217	603,211	3%	48%
Held-to-maturity securities, at amortized cost	495,007	509,298	526,251	(3)%	(6)%
Other investments	31,185	26,879	22,513	16%	39%
Total investments	1,421,538	1,401,720	1,157,116	1%	23%
Loans held for sale, at fair value	9,775	22,567	11,706	(57)%	(16)%
Loans:
Commercial real estate	2,173,748	2,089,977	1,707,923	4%	27%
Commercial	479,461	506,883	382,507	(5)%	25%
Residential real estate	2,017,675	2,018,332	1,762,395	—%	14%
Consumer and home equity	332,043	316,177	263,904	5%	26%
Total loans	5,002,927	4,931,369	4,116,729	1%	22%
Less: allowance for credit losses on loans	(45,501)	(53,022)	(35,414)	(14)%	28%
Net loans	4,957,426	4,878,347	4,081,315	2%	21%
Goodwill and core deposit intangible assets	195,558	197,031	95,251	(1)%	105%
Other assets	298,377	306,564	260,280	(3)%	15%
Total assets	$6,981,522	$6,920,044	$5,745,180	1%	22%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,162,149	$1,118,080	$940,702	4%	24%
Interest checking	1,535,482	1,663,335	1,445,828	(8)%	6%
Savings and money market	1,879,770	1,823,275	1,466,541	3%	28%
Certificates of deposit	701,031	698,185	553,481	—%	27%
Brokered deposits	124,326	211,837	168,674	(41)%	(26)%
Total deposits	5,402,758	5,514,712	4,575,226	(2)%	18%
Short-term borrowings	748,492	599,367	516,336	25%	45%
Long-term borrowings	1,000	—	—	N.M.	N.M.
Junior subordinated debentures	61,441	61,365	44,331	—%	39%
Accrued interest and other liabilities	91,387	92,452	79,387	(1)%	15%
Total liabilities	6,305,078	6,267,896	5,215,280	1%	21%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	215,145	214,365	116,072	—%	85%
Retained earnings	529,721	515,662	500,927	3%	6%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(74,348)	(84,324)	(91,349)	(12)%	(19)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	5,532	6,045	4,506	(8)%	23%
Net unrecognized gain (loss) on postretirement plans, net of tax	394	400	(256)	(2)%	(254)%
Total accumulated other comprehensive loss	(68,422)	(77,879)	(87,099)	(12)%	(21)%
Total shareholders’ equity	676,444	652,148	529,900	4%	28%
Total liabilities and shareholders’ equity	$6,981,522	$6,920,044	$5,745,180	1%	22%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	% Change Sep 2025 vs. Jun 2025	% Change Sep 2025 vs. Sep 2024
Interest Income
Interest and fees on loans	$69,070	$67,477	$55,484	2%	24%
Taxable interest on investments	10,314	10,257	6,622	1%	56%
Nontaxable interest on investments	456	455	462	—%	(1)%
Dividend income	470	493	389	(5)%	21%
Other interest income	584	641	764	(9)%	(24)%
Total interest income	80,894	79,323	63,721	2%	27%
Interest Expense
Interest on deposits	24,719	24,594	25,051	1%	(1)%
Interest on borrowings	4,039	4,620	4,549	(13)%	(11)%
Interest on junior subordinated debentures	864	900	534	(4)%	62%
Total interest expense	29,622	30,114	30,134	(2)%	(2)%
Net interest income	51,272	49,209	33,587	4%	53%
Provision for credit losses	2,972	6,920	239	(57)%	N.M.
Net interest income after provision for credit losses	48,300	42,289	33,348	14%	45%
Non-Interest Income
Debit card income	3,704	3,646	3,169	2%	17%
Service charges on deposit accounts	2,570	2,405	2,168	7%	19%
Income from fiduciary services	1,884	1,981	1,817	(5)%	4%
Brokerage and insurance commissions	1,850	1,794	1,414	3%	31%
Mortgage banking income, net	1,092	1,060	973	3%	12%
Bank-owned life insurance	957	1,003	709	(5)%	35%
Other income	2,068	1,178	1,156	76%	79%
Total non-interest income	14,125	13,067	11,406	8%	24%
Non-Interest Expense
Salaries and employee benefits	20,089	19,392	16,545	4%	21%
Furniture, equipment and data processing	4,173	4,294	3,578	(3)%	17%
Net occupancy costs	2,666	2,693	1,890	(1)%	41%
Debit card expense	1,745	1,725	1,368	1%	28%
Amortization of core deposit intangible assets	1,473	1,473	139	—%	N.M.
Regulatory assessments	1,020	1,127	784	(9)%	30%
Consulting and professional fees	810	1,310	788	(38)%	3%
Merger and acquisition costs	315	1,405	727	(78)%	(57)%
Other real estate owned and collection costs, net	46	91	94	(49)%	(51)%
Other expenses	3,590	4,086	2,987	(12)%	20%
Total non-interest expense	35,927	37,596	28,900	(4)%	24%
Income before income tax expense	26,498	17,760	15,854	49%	67%
Income Tax Expense	5,304	3,679	2,781	44%	91%
Net Income	$21,194	$14,081	$13,073	51%	62%
Per Share Data
Basic earnings per share	$1.25	$0.84	$0.90	49%	39%
Diluted earnings per share	$1.25	$0.83	$0.90	51%	39%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For The Nine Months Ended
(In thousands, except per share data)	September 30, 2025	September 30, 2024	% Change Sep 2025 vs. Sep 2024
Interest Income
Interest and fees on loans	$203,096	$160,615	26%
Taxable interest on investments	30,343	20,456	48%
Nontaxable interest on investments	1,379	1,388	(1)%
Dividend income	1,483	1,222	21%
Other interest income	2,311	2,385	(3)%
Total interest income	238,612	186,066	28%
Interest Expense
Interest on deposits	73,934	72,398	2%
Interest on borrowings	12,677	15,032	(16)%
Interest on junior subordinated debentures	2,662	1,592	67%
Total interest expense	89,273	89,022	—%
Net interest income	149,339	97,044	54%
Provision (credit) for credit losses	19,321	(1,213)	N.M.
Net interest income after provision (credit) for credit losses	130,018	98,257	32%
Non-Interest Income
Debit card income	10,583	9,104	16%
Service charges on deposit accounts	7,293	6,308	16%
Income from fiduciary services	5,703	5,436	5%
Brokerage and insurance commissions	5,341	4,094	30%
Mortgage banking income, net	2,660	2,297	16%
Bank-owned life insurance	2,620	2,086	26%
Other income	4,188	3,048	37%
Total non-interest income	38,388	32,373	19%
Non-Interest Expense
Salaries and employee benefits	59,724	48,100	24%
Furniture, equipment and data processing	13,198	10,704	23%
Merger and acquisition costs	9,245	727	N.M.
Net occupancy costs	8,392	5,941	41%
Debit card expense	5,160	3,943	31%
Amortization of core deposit intangible assets	4,419	417	N.M.
Consulting and professional fees	3,618	2,797	29%
Regulatory assessments	3,133	2,454	28%
Other real estate owned and collection costs, net	227	151	50%
Other expenses	10,858	8,338	30%
Total non-interest expense	117,974	83,572	41%
Income before income tax expense	50,432	47,058	7%
Income Tax Expense	7,831	8,720	(10)%
Net Income	$42,601	$38,338	11%
Per Share Data
Basic earnings per share	$2.52	$2.63	(4)%
Diluted earnings per share	$2.51	$2.62	(4)%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	June 30, 2025	September 30, 2024
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$38,170	$43,530	$48,914	4.45%	4.47%	4.66%
Investments - taxable	1,380,042	1,396,669	1,138,979	3.17%	3.12%	2.53%
Investments - nontaxable(1)	61,114	61,044	61,864	3.77%	3.78%	3.78%
Loans(2):
Commercial real estate	2,123,138	2,076,129	1,706,509	5.72%	5.72%	5.41%
Commercial(1)	398,870	407,677	375,944	6.26%	6.17%	6.51%
Municipal(1)	97,113	82,768	17,186	4.76%	4.68%	5.17%
Residential real estate	2,033,136	2,037,852	1,780,665	4.86%	4.84%	4.53%
Consumer and home equity	323,753	308,938	264,178	7.38%	7.36%	7.96%
Total loans	4,976,010	4,913,364	4,144,482	5.50%	5.48%	5.29%
Total interest-earning assets	6,455,336	6,414,607	5,394,239	4.98%	4.94%	4.69%
Other assets	469,590	471,188	317,319
Total assets	$6,924,926	$6,885,795	$5,711,558

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,163,310	$1,103,025	$934,403	—%	—%	—%
Interest checking	1,622,869	1,636,620	1,440,374	1.82%	1.84%	2.56%
Savings	1,011,847	959,987	679,118	1.34%	1.20%	0.95%
Money market	842,043	848,604	760,977	2.69%	2.66%	3.46%
Certificates of deposit	698,948	703,091	565,063	3.50%	3.57%	3.85%
Total deposits	5,339,017	5,251,327	4,379,935	1.69%	1.70%	2.09%
Borrowings:
Brokered deposits	176,508	207,672	156,618	4.51%	4.53%	5.25%
Customer repurchase agreements	246,775	234,491	190,936	1.18%	1.31%	1.92%
Junior subordinated debentures	61,404	61,325	44,331	5.58%	5.88%	4.79%
Other borrowings	354,099	398,408	336,899	3.70%	3.88%	4.28%
Total borrowings	838,786	901,896	728,784	3.27%	3.50%	3.90%
Total funding liabilities	6,177,803	6,153,223	5,108,719	1.90%	1.96%	2.35%
Other liabilities	87,495	88,790	84,617
Shareholders' equity	659,628	643,782	518,222
Total liabilities & shareholders' equity	$6,924,926	$6,885,795	$5,711,558
Net interest rate spread (fully-taxable equivalent)				3.08%	2.98%	2.34%
Net interest margin (fully-taxable equivalent)				3.16%	3.06%	2.46%
Core net interest margin (fully-taxable equivalent)(3)				2.82%	2.70%	2.46%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For The Nine Months Ended		For The Nine Months Ended
(Dollars in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$55,276	$47,893	4.44%	5.05%
Investments - taxable	1,384,151	1,163,118	3.11%	2.55%
Investments - nontaxable(1)	61,547	62,014	3.78%	3.78%
Loans(2):
Commercial real estate	2,088,486	1,696,882	5.71%	5.15%
Commercial(1)	405,140	384,402	6.27%	6.35%
Municipal(1)	90,161	16,067	5.20%	4.82%
Residential real estate	2,035,004	1,775,502	4.80%	4.47%
Consumer and home equity	312,024	260,635	7.38%	7.93%
Total loans	4,930,815	4,133,488	5.48%	5.15%
Total interest-earning assets	6,431,789	5,406,513	4.94%	4.57%
Other assets	472,744	315,387
Total assets	$6,904,533	$5,721,900

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,124,809	$923,207	—%	—%
Interest checking	1,653,975	1,469,812	1.84%	2.54%
Savings	956,006	634,478	1.18%	0.57%
Money market	869,446	762,131	2.66%	3.39%
Certificates of deposit	702,929	577,007	3.60%	3.84%
Total deposits	5,307,165	4,366,635	1.70%	2.04%
Borrowings:
Brokered deposits	193,634	146,969	4.55%	5.28%
Customer repurchase agreements	239,286	186,401	1.26%	1.78%
Junior subordinated debentures	61,337	44,331	5.80%	4.80%
Other borrowings	366,814	379,751	3.80%	4.41%
Total borrowings	861,071	757,452	3.41%	3.96%
Total funding liabilities	6,168,236	5,124,087	1.94%	2.32%
Other liabilities	93,096	92,361
Shareholders' equity	643,201	505,452
Total liabilities & shareholders' equity	$6,904,533	$5,721,900
Net interest rate spread (fully-taxable equivalent)			3.00%	2.25%
Net interest margin (fully-taxable equivalent)			3.09%	2.37%
Core net interest margin (fully-taxable equivalent)(3)			2.73%	2.37%
(1)    Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)    Non-accrual loans and loans held for sale are included in total average loans.
(3)    This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Organic Loans And Deposits Growth
(Unaudited)

	(A)	(B)	(C)	(D) = (A) - (B) - (C)
(In thousands)	September 30, 2025	December 31, 2024	Northway Acquisition Purchase Accounting(1)	Nine Months Ended September 30, 2025 Organic Growth (Decline)
Loans:
Commercial real estate	$2,173,748	$1,711,964	$360,272	$101,512	6%
Commercial	479,461	382,785	106,487	(9,811)	(3)%
Residential real estate	2,017,675	1,752,249	273,349	(7,923)	—%
Consumer and home equity	332,043	268,261	35,555	28,227	11%
Total loans	$5,002,927	$4,115,259	$775,663	$112,005	3%
Deposits:
Non-interest checking	$1,162,149	$925,571	$197,320	$39,258	4%
Interest checking	1,535,482	1,483,589	315,891	(263,998)	(18)%
Savings and money market	1,879,770	1,511,589	285,889	82,292	5%
Certificates of deposit	701,031	532,424	172,573	(3,966)	(1)%
Brokered deposits	124,326	179,994	—	(55,668)	(31)%
Total deposits	$5,402,758	$4,633,167	$971,673	$(202,082)	(4)%
(1)    Represents fair value marks recorded on loans and deposits as of the acquisition date, January 2, 2025.

Asset Quality Data
(unaudited)

(In thousands)	At or for the Nine Months Ended September 30, 2025	At or for the Six Months Ended June 30, 2025	At or for the Three Months Ended March 31, 2025	At or for the Year Ended December 31, 2024	At or for the Nine Months Ended September 30, 2024
Non-accrual loans:
Residential real estate	$3,393	$3,678	$4,322	$1,891	$2,497
Commercial real estate	134	145	271	559	130
Commercial	4,103	13,514	1,803	1,927	2,057
Consumer and home equity	700	840	855	452	666
Total non-accrual loans	8,330	18,177	7,251	4,829	5,350
Accruing loans past due 90 days	—	—	—	—	—
Total non-performing loans	8,330	18,177	7,251	4,829	5,350
Other real estate owned	—	72	72	—	—
Total non-performing assets	$8,330	$18,249	$7,323	$4,829	$5,350
Loans 30-89 days past due:
Residential real estate	$725	$1,519	$1,754	$558	$216
Commercial real estate	5,014	1,120	380	689	239
Commercial	1,865	884	767	393	578
Consumer and home equity	493	591	440	621	358
Total loans 30-89 days past due	$8,097	$4,114	$3,341	$2,261	$1,391
ACL on loans at the beginning of the period	$35,728	$35,728	$35,728	$36,935	$36,935
ACL established on acquired PCD loans(1)	3,071	3,071	3,071	—	—
Provision (credit) for loan losses	19,009	15,469	8,873	53	(693)
Charge-offs:
Residential real estate	4	4	4	—	—
Commercial real estate	218	191	191	—	—
Commercial	12,320	1,245	896	1,784	1,157
Consumer and home equity	173	105	29	99	83
Total charge-offs	12,715	1,545	1,120	1,883	1,240
Total recoveries	(408)	(299)	(171)	(623)	(412)
Net charge-offs	12,307	1,246	949	1,260	828
ACL on loans at the end of the period	$45,501	$53,022	$46,723	$35,728	$35,414
Components of ACL:
ACL on loans	$45,501	$53,022	$46,723	$35,728	$35,414
ACL on off-balance sheet credit exposures(2)	3,117	3,685	3,362	2,806	2,743
ACL, end of period	$48,618	$56,707	$50,085	$38,534	$38,157
Ratios:
Non-performing loans to total loans	0.17%	0.37%	0.15%	0.12%	0.13%
Non-performing assets to total assets	0.12%	0.26%	0.11%	0.08%	0.09%
ACL on loans to total loans	0.91%	1.08%	0.96%	0.87%	0.86%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.89%	0.02%	0.08%	0.04%	0.03%
Year-to-date	0.33%	0.05%	0.08%	0.03%	0.03%
ACL on loans to non-performing loans	546.23%	291.70%	644.37%	739.86%	661.94%
Loans 30-89 days past due to total loans	0.16%	0.08%	0.07%	0.05%	0.03%
(1)    Purchase credit deteriorated (“PCD”).
(2)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except number of shares, per share data and ratios)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Adjusted Net Income:
Net income, as presented	$21,194	$14,081	$13,073	$42,601	$38,338
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	6,294	—
Provision for acquired unfunded commitments	—	—	—	249	—
Merger and acquisition costs	315	1,405	727	9,245	727
Gain on sale of premises and equipment, net	(675)	—	—	(675)	—
Signature Bank bond recovery	—	—	—	—	(910)
Total adjustments before taxes	(360)	1,405	727	15,113	(183)
Tax impact of above adjustments(1)	76	(295)	(153)	(3,145)	38
Adjustment for deferred tax valuation adjustment(2)	—	—	—	(2,421)	—
Adjusted net income	$20,910	$15,191	$13,647	$52,148	$38,193

Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$1.25	$0.83	$0.90	$2.51	$2.62
Adjustments before taxes:
Provision for non-PCD acquired loans	—	—	—	0.37	—
Provision for acquired unfunded commitments	—	—	—	0.01	—
Merger and acquisition costs	0.02	0.08	0.05	0.55	0.05
Gain on sale of premises and equipment, net	(0.04)	—	—	(0.04)	—
Signature Bank bond recovery	—	—	—	—	(0.06)
Total adjustments before taxes	(0.02)	0.08	0.05	0.89	(0.01)
Tax impact of above adjustments(1)	0.01	(0.02)	(0.01)	(0.18)	—
Adjustment for deferred tax valuation adjustment(2)	—	—	—	(0.14)	—
Adjusted diluted earnings per share	$1.24	$0.89	$0.94	$3.08	$2.61

Adjusted Return on Average Assets:
Return on average assets, as presented	1.21%	0.82%	0.91%	0.82%	0.89%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	0.12%	—%
Provision for acquired unfunded commitments	—%	—%	—%	0.01%	—%
Merger and acquisition costs	0.02%	0.09%	0.05%	0.18%	0.02%
Gain on sale of premises and equipment, net	(0.04)%	—%	—%	(0.01)%	—%
Signature Bank bond recovery	—%	—%	—%	—%	(0.02)%
Total adjustments before taxes	(0.02)%	0.09%	0.05%	0.30%	—%
Tax impact of above adjustments(1)	—%	(0.02)%	(0.01)%	(0.06)%	—%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	(0.05)%	—%
Adjusted return on average assets	1.19%	0.89%	0.95%	1.01%	0.89%

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands, except number of shares, per share data and ratios)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Adjusted Return on Average Equity:
Return on average equity, as presented	12.75%	8.77%	10.04%	8.86%	10.13%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	—%	—%	1.31%	—%
Provision for acquired unfunded commitments	—%	—%	—%	0.05%	—%
Merger and acquisition costs	0.19%	0.88%	0.56%	1.92%	0.19%
Gain on sale of premises and equipment, net	(0.41)%	—%	—%	(0.14)%	—%
Signature Bank bond recovery	—%	—%	—%	—%	(0.24)%
Total adjustments before taxes	(0.22)%	0.88%	0.56%	3.14%	(0.05)%
Tax impact of above adjustments(1)	0.05%	(0.18)%	(0.12)%	(0.66)%	0.01%
Adjustment for deferred tax valuation adjustment(2)	—%	—%	—%	(0.50)%	—%
Adjusted return on average equity	12.58%	9.47%	10.48%	10.84%	10.09%
(1)    Assumed a 21% tax rate.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway merger.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income, as presented	$21,194	$14,081	$13,073	$42,601	$38,338
Adjustment for provision (credit) for credit losses	2,972	6,920	239	19,321	(1,213)
Adjustment for income tax expense	5,304	3,679	2,781	7,831	8,720
Pre-tax, pre-provision income	29,470	24,680	16,093	69,753	45,845
Adjustment for merger and acquisition costs	315	1,405	727	9,245	727
Adjustment for gain on sale of premises and equipment, net	(675)	—	—	(675)	—
Adjusted pre-tax, pre-provision income	$29,110	$26,085	$16,820	$78,323	$46,572

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Non-interest expense, as presented	$35,927	$37,596	$28,900	$117,974	$83,572
Adjustment for merger and acquisition costs	(315)	(1,405)	(727)	(9,245)	(727)
Adjustment for amortization of core deposit intangible assets	(1,473)	(1,473)	(139)	(4,419)	(417)
Adjusted non-interest expense	$34,139	$34,718	$28,034	$104,310	$82,428
Net interest income, as presented	$51,272	$49,209	$33,587	$149,339	$97,044
Adjustment for the effect of tax-exempt income(1)	344	312	165	982	475
Adjusted net interest income	51,616	49,521	33,752	150,321	97,519
Non-interest income, as presented	14,125	13,067	11,406	38,388	32,373
Adjustment for gain on sale of premises and equipment, net	(675)	—	—	(675)	—
Adjusted non-interest income	13,450	13,067	11,406	37,713	32,373
Adjusted net interest income plus adjusted non-interest income	$65,066	$62,588	$45,158	$188,034	$129,892
GAAP efficiency ratio	54.94%	60.37%	64.23%	62.84%	64.58%
Non-GAAP efficiency ratio	52.47%	55.47%	62.08%	55.47%	63.46%
(1)    Assumed a 21% tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Return on Average Tangible Equity:
Net income, as presented	$21,194	$14,081	$13,073	$42,601	$38,338
Adjustment for amortization of core deposit intangible assets	1,473	1,473	139	4,419	417
Tax impact of above adjustment(1)	(309)	(309)	(29)	(928)	(88)
Net income, adjusted for amortization of core deposit intangible assets	$22,358	$15,245	$13,183	$46,092	$38,667
Average equity, as presented	$659,628	$643,782	$518,222	$643,201	$505,452
Adjustment for average goodwill and core deposit intangible assets	(196,279)	(197,863)	(95,319)	(198,072)	(95,460)
Average tangible equity	$463,349	$445,919	$422,903	$445,129	$409,992
Return on average equity	12.75%	8.77%	10.04%	8.86%	10.13%
Return on average tangible equity	19.14%	13.71%	12.40%	13.84%	12.60%
Adjusted Return on Average Tangible Equity:
Adjusted net income (refer to the "Adjusted Net Income" non-GAAP reconciliation table)	$20,910	$15,191	$13,647	$52,148	$38,193
Adjustment for amortization of core deposit intangible assets	1,473	1,473	139	4,419	417
Tax impact of above adjustment(1)	(309)	(309)	(29)	(928)	(88)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$22,074	$16,355	$13,757	$55,639	$38,522
Adjusted return on average tangible equity	18.90%	14.71%	12.94%	16.71%	12.55%
(1)    Assumed a 21% tax rate.

Core Net Interest Margin (fully-taxable equivalent):
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest margin, tax equivalent, as presented	3.16%	3.06%	2.46%	3.09%	2.37%
Net accretion income on loans from purchase accounting(1)	(0.27)%	(0.30)%	—	(0.30)%	—
Net accretion income on investments from purchase accounting(2)	(0.08)%	(0.07)%	—	(0.07)%	—
Net amortization on time deposits and borrowings from purchase accounting(3)	0.01%	0.01%	—	0.01%	—
Core net interest margin (fully-taxable equivalent)	2.82%	2.70%	2.46%	2.73%	2.37%
(1)    Recognized $3.8 million and $12.4 million of net accretion income on loans from purchase accounting for the three and nine months ended September 30, 2025, respectively, and $4.3 million for the three months ended June 30, 2025.
(2)    Recognized $937,000 and $2.6 million of net accretion income on investments from purchase accounting for the three and nine months ended September 30, 2025, respectively, and $863,000 for the three months ended June 30, 2025.
(3)    Recognized $132,000 and $394,000 million of amortization expense on time deposits and borrowings from purchase accounting for the three and nine months ended September 30, 2025, respectively, and $131,000 for the three months ended June 30, 2025.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares, per share data and ratios)	September 30, 2025	June 30, 2025	September 30, 2024
Tangible Book Value Per Share:
Shareholders' equity, as presented	$676,444	$652,148	$529,900
Adjustment for goodwill and core deposit intangible assets	(195,558)	(197,031)	(95,251)
Tangible shareholders' equity	$480,886	$455,117	$434,649
Shares outstanding at period end	16,922,225	16,919,689	14,577,218
Book value per share	$39.97	$38.54	$36.35
Tangible book value per share	$28.42	$26.90	$29.82
Tangible Common Equity Ratio:
Total assets	$6,981,522	$6,920,044	$5,745,180
Adjustment for goodwill and core deposit intangible assets	(195,558)	(197,031)	(95,251)
Tangible assets	$6,785,964	$6,723,013	$5,649,929
Common equity ratio	9.69%	9.42%	9.22%
Tangible common equity ratio	7.09%	6.77%	7.69%